UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2004

Commission File Number 000-33009

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)

(704) 708-6600
(Registrant’s telephone number, including area code)

Item 5. Other Events

     On June 18, 2004, the Registrant issued a press release announcing a proposed private placement of Senior Notes due 2012 and a proposed $200 million credit facility.

     A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
By:	/s/ James E. Harris
James E. Harris Executive Vice President and Chief Financial Officer

Dated: June 18, 2004

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